Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly Revenue of $531 Million up 16% Year-over-Year

Second Quarter GAAP Diluted Earnings Per Share of $0.43 up 70% Year-over-Year

Second Quarter Non-GAAP Diluted Earnings Per Share of $0.57 up 38% Year-over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 27, 2011--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal 2011 ended June 30, 2011.

FINANCIAL RESULTS

In the second quarter of fiscal 2011, Citrix achieved revenue of $531 million, compared to $458 million in the second quarter of fiscal 2010, representing 16 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal 2011 was $82 million, or $0.43 per diluted share, compared to $48 million, or $0.25 per diluted share, for the second quarter of 2010.

Non-GAAP Results

Non-GAAP net income in the second quarter of fiscal 2011 was $108 million, or $0.57 per diluted share, compared to $78 million, or $0.41 per diluted share, in the comparable period last year. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items. In addition non-GAAP net income for the second quarter of fiscal 2010 excludes amounts recorded in connection with the restructuring program that the company implemented in January 2009 and the related tax effect.

“I’m pleased with the financial and strategic results for the quarter,” said Mark Templeton, president and chief executive officer for Citrix. “Demand for our virtualization, networking and cloud solutions continues to be strong across the board, and the excitement I hear from customers has never been higher.”

“The transition from the PC Era to the Cloud Era is driving a rapid transformation in computing that strongly favors agile players like Citrix. Our passion is to make it easy for customers facing this transition – helping them build new clouds, connect to cloud services, and empower their users to work and play from anywhere.”

Q2 Financial Summary

In reviewing the second quarter results of 2011, compared to the second quarter of 2010:

  Product license revenue increased 15 percent;
  Revenue from license updates grew 9 percent;
  Online services revenue grew 19 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 33 percent;
  Revenue increased in the America’s region by 16 percent, increased in the EMEA region by 9 percent, and increased in the Pacific region by 31 percent;
  Deferred revenue totaled $830 million, compared to $686 million as of June 30, 2010;
  GAAP operating margin was 18 percent for the quarter, and non-GAAP operating margin was 25 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expenses;
  Cash flow from operations was $162 million, compared with $103 million in the second quarter of 2010; and
  The company repurchased 1.2 million shares at an average price of $82.74.

Cloud.com Acquisition

In July 2011, Citrix announced the acquisition of Cloud.com, a market leading provider of software infrastructure platforms for cloud providers. Cloud.com CloudStack™ product line helps providers of all types deploy and manage simple, cost-effective cloud services that are scalable, secure, and open by design. The financial outlook below includes the impact of this acquisition.

Financial Outlook for Third Quarter 2011

Citrix management targets the following results during its third fiscal quarter of 2011 ending September 30, 2011:

  Revenue is targeted to be in the range of $540.0 million to $547.0 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.39 to $0.41. This includes $0.02 of dilution related to the acquisition of Cloud.com and an additional $0.01 of dilution related to transaction and closing fees incurred. Excluded from the $0.02 of dilution is amortization of intangible assets and stock-based compensation expense. Non-GAAP diluted earnings per share is targeted to be in the range of $0.56 to $0.58, excluding $0.10 related to the effects of amortization of intangible assets primarily related to business combinations, $0.14 related to the effects of stock-based compensation expenses, and $(0.05) to $(0.09) for the tax effects related to these items. Non-GAAP diluted earnings per share also includes $0.02 of dilution related to the acquisition of Cloud.com and an additional $0.01 of dilution related to transaction and closing fees incurred.
  GAAP tax rate is targeted to be in the range of 18% to 19%. Non-GAAP tax rate, which excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense, is targeted to be in the range of 22% to 23%.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2011

Citrix management targets to achieve the following results during fiscal year 2011 ending December 31, 2011:

  Revenue is targeted to be in the range of $2.16 billion to $2.19 billion.
  GAAP diluted earnings per share is targeted to be in the range of $1.80 to $1.84. This includes $0.04 of dilution related to the acquisition of Cloud.com and an additional $0.01 of dilution related to transaction and closing fees incurred. Excluded from the $0.04 of dilution is amortization of intangible assets and stock-based compensation expense. Non-GAAP diluted earnings per share is targeted to be in the range of $2.38 to $2.41, excluding $0.35 related to the effects of amortization of intangible assets primarily related to business combinations, $0.48 related to the effects of stock-based compensation expenses, and $(0.22) to $(0.29) for the tax effects related to these items. Non-GAAP diluted earnings per share also includes $0.04 of dilution related to the acquisition of Cloud.com and an additional $0.01 of dilution related to transaction and closing fees incurred.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the second quarter of 2011, Citrix announced:

  A new cloud infrastructure product, “Project Olympus,” which helps customers build infrastructure-as-a-service clouds that are scalable, efficient and open by design because they use the same OpenStack project architecture, approach and technology that powers the largest and most successful clouds in the world.
  Two powerful new cloud networking products, NetScaler® Cloud Gateway and NetScaler Cloud Bridge, giving IT organizations an easy way to extend enterprise datacenters and private clouds to a vast array of external cloud services without compromising security, manageability or performance.
  Citrix XenClient® 2, the second generation of its innovative bare-metal client hypervisor developed in collaboration with Intel, which allows centrally managed virtual desktops to run directly on corporate laptops, even when they are disconnected from the network.
  A significant upgrade to its market-leading Citrix HDX™ technology, enhancing performance, fidelity and bandwidth efficiency for rich media services like video, audio and 3D graphics, especially when delivered over wide area networks or from external cloud environments.

  Multiple updates to Citrix Receiver™, the universal software client that allows companies to deliver corporate apps, desktops and data to any device, whether corporate or employee owned. Enhancements include verified support for more than 1,000 different PC and Mac models, 149 different smartphones, 37 tablets, 10 different classes of thin clients, and all major device operating platforms, including new environments like iOS, Android, webOS and Google ChromeOS.
  Citrix XenDesktop® 5 won the virtualization category in the Microsoft Best of Tech•Ed 2011 awards program, based on its innovation, strategic importance to the market, competitive advantage, and exceptional value to customers.
  The acquisition of Kaviza, makers of the all-in-one “VDI-in-a-Box” solution for small and medium business, adding a VDI-only solution to the Citrix portfolio that complements the Citrix XenDesktop product line for enterprise-class desktop virtualization.
  Citrix Branch Repeater® 6, a wide-area network (WAN) optimization solution that offers unique SmartAcceleration technology to transform WAN optimization from a network-centric infrastructure to a service-centric solution. As a result, branch office users can enjoy a brilliantly fast experience for the increasing range of services delivered from both public and private clouds, including virtual desktops and apps, web and Windows apps, multi-media, voice, video and more.
  Citrix NetScaler® SDX, a new virtualized networking platform designed from the ground up to serve as a “service delivery fabric” for virtual datacenters and clouds, enabling customers to run numerous virtualized NetScaler instances on a single purpose-built physical appliance with full multi-service, multi-tenant support. This provides a far richer “service delivery” required by the adoption of cloud computing and growing user demand for new services delivered to a wide range of consumer devices.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and financial outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 78783890).

About Citrix

Citrix Systems (Nasdaq: CTXS) is a leading provider of virtual computing solutions that help companies deliver IT as an on-demand service. Founded in 1989, Citrix combines virtualization, networking, and cloud computing technologies into a full portfolio of products that enable virtual workstyles for users and virtual datacenters for IT. More than 230,000 organizations worldwide rely on Citrix to help them build simpler and more cost-effective IT environments. Citrix partners with more than 10,000 companies in more than 100 countries. Annual revenue in 2010 was $1.87 billion. For more information on Citrix, visit www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Third Quarter 2011 and Financial Outlook for Fiscal Year 2011 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels, including XenDesktop; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company’s business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products as the enterprise software landscape evolves; the ability of Citrix to make suitable acquisitions on favorable terms in the future and to successfully integrate those acquisitions; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, including from Cloud.com; the management of anticipated future growth; the recruitment and retention of qualified employees, including those of acquired companies; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, CloudStack™, NetScaler®, XenClient®, HDX™, Receiver™, XenDesktop®, Repeater® are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. Xen® is a trademark of Citrix Systems, Inc. managed on behalf of Xen.org, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Product licenses	$171,326	$148,733	$321,586	$271,439
License updates	183,875	168,601	361,751	331,556
Online services	106,479	89,211	206,251	174,161
Technical services	69,110	51,888	132,090	95,549
Total net revenues	530,790	458,433	1,021,678	872,705

Cost of net revenues:
Cost of product license revenues	18,448	15,149	32,489	27,800
Cost of services revenues	37,906	25,989	68,572	49,679
Amortization of product related intangible assets	12,542	12,417	25,241	24,775
Total cost of net revenues	68,896	53,555	126,302	102,254
Gross margin	461,894	404,878	895,376	770,451

Operating expenses:
Research and development	83,312	79,543	166,030	157,245
Sales, marketing and services	199,359	186,601	393,602	357,121
General and administrative	79,696	60,805	151,801	121,424
Amortization of other intangible assets	3,937	3,776	7,446	7,933
Restructuring	-	335	24	835
Total operating expenses	366,304	331,060	718,903	644,558

Income from operations	95,590	73,818	176,473	125,893

Other income, net	5,088	875	12,660	4,808
Income before income taxes	100,678	74,693	189,133	130,701

Income taxes	19,270	27,136	34,378	35,795
Net income	81,408	47,557	154,755	94,906
Net loss attributable to non-controlling interest	536	-	692	-
Net income attributable to Citrix Systems, Inc.	$81,944	$47,557	$155,447	$94,906

Net income per common share – diluted	$0.43	$0.25	$0.81	$0.50
Weighted average shares outstanding – diluted	191,412	189,278	191,636	189,126

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	June 30, 2011	December 31, 2010
ASSETS:
Cash and cash equivalents	$430,816	$396,162
Short-term investments	467,605	497,643
Accounts receivable, net	338,734	378,395
Other current assets, net	215,401	198,279
Total current assets	1,452,556	1,470,479

Long-term investments	800,649	791,854
Property and equipment, net	272,685	250,482
Goodwill and other intangible assets, net	1,231,362	1,099,244
Other long-term assets	112,437	91,541
Total assets	$3,869,689	$3,703,600

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$326,678	$355,680
Current portion of deferred revenues	711,627	664,332
Total current liabilities	1,038,305	1,020,012

Long-term portion of deferred revenues	118,178	114,638
Other liabilities	49,717	8,362

Stockholders' equity	2,663,489	2,560,588
Total liabilities and stockholders’ equity	$3,869,689	$3,703,600

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
OPERATING ACTIVITIES	$81,408	$154,755
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	36,856	72,705
Stock-based compensation expense	20,753	38,637
Provision for accounts receivable allowances	924	1,553
Other non-cash items	2,039	650
Total adjustments to reconcile net income to net cash Activities provided by operating activities	60,572	113,545
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(41,217)	44,405
Prepaid expenses and other current assets	(12,932)	(19,991)
Other assets	1,383	497
Deferred tax assets, net	1,160	(13,036)
Accounts payable and accrued expenses	29,166	(34,049)
Deferred revenues	41,048	43,288
Other liabilities	1,302	32,111
Total changes in operating assets and liabilities, net of the effects of acquisitions	19,910	53,225
Net cash provided by operating activities	161,890	321,525

INVESTING ACTIVITIES
(Purchases of) proceeds from available-for-sale investments, net	(143,139)	23,384
Purchases of property and equipment	(32,611)	(59,456)
Purchases of other assets	(5,963)	(8,222)
Cash paid for acquisitions, net of cash acquired	-	(118,440)
Cash paid for licensing and core technology	(5,965)	(7,487)
Net cash used in investing activities	(187,678)	(170,221)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	42,789	85,126
Payment on debt from acquisition	-	(10,926)
Excess tax benefit from exercise of stock options	21,767	37,269
Stock repurchases, net	(103,216)	(211,967)
Cash paid for non-controlling interest	(20,207)	(20,207)
Net cash used in financing activities	(58,867)	(120,705)
Effect of exchange rate changes on cash and cash equivalents	131	4,055
Change in cash and cash equivalents	(84,524)	34,654
Cash and cash equivalents at beginning of period	515,340	396,162
Cash and cash equivalents at end of period	$430,816	$430,816

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its financial outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company will continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30,
	2011	2010
GAAP operating margin	18.0%	16.1%
Add: stock-based compensation	3.9%	6.2%
Add: amortization of product related
intangible assets	2.4%	2.7%
Add: amortization of other intangible assets	0.7%	0.8%
Add: restructuring charges	0.0%	0.1%
Non-GAAP operating margin	25.0%	25.9%

	Three Months Ended June 30,
	2011	2010
GAAP net income	$81,944	$47,557
Add: stock-based compensation	20,753	28,146
Add: amortization product related intangible
assets	12,542	12,417
Add: amortization of other intangible assets	3,937	3,776
Add: restructuring charges	-	335
Less: tax effects related to above items	(10,821)	(14,417)
Non-GAAP net income	$108,355	$77,814

	Three Months Ended June 30,
	2011	2010
GAAP earnings per share – diluted	$0.43	$0.25
Add: stock-based compensation	0.11	0.15
Add: amortization of product related
intangible assets	0.07	0.07
Add: amortization of other intangible assets	0.02	0.02
Add: restructuring charges	-	-
Less: tax effects related to above items	(0.06)	(0.08)
Non-GAAP earnings per share – diluted	$0.57	$0.41

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2011	2011
GAAP earnings per share - diluted	$0.39 to $0.41	$1. 80 to $1.84
Add: Adjustments to exclude the effects of amortization
of intangible assets	0.10	0.35
Add: Adjustments to exclude the effects of expenses
related to stock-based compensation	0.14	0.48
Less: Tax effects related to above items	(0.05) to (0.09)	(0.22) to (0.29)
Non-GAAP earnings per share - diluted	$0.56 to $0.58	$2.38 to $2.41

Three Months Ended September 30, 2011
GAAP tax rate	18.0% to 19.0%
Add: tax effects of stock-based compensation and amortization of intangible assets	4.0%
Non-GAAP tax rate	22.0% to 23.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com